Exhibit 99.1

Press Release

Gulfport Energy Corporation Reports Second Quarter 2013 Results

OKLAHOMA CITY (August 6, 2013) Gulfport Energy Corporation (NASDAQ: GPOR) today reported financial and operating results for the second quarter of 2013 and provided an update on its 2013 activities.

For the second quarter of 2013, Gulfport reported net income of $43.8 million on oil and natural gas revenues of $70.2 million, or $0.56 per diluted share. EBITDA (as defined below) for the second quarter of 2013 was $101.3 million and cash flow from operating activities before changes in operating assets and liabilities (as defined below) was $43.9 million.

Gulfport’s 2013 second quarter financial results include an aggregate gain of $51.4 million in connection with Gulfport’s equity interest in Diamondback Energy, Inc. (“Diamondback”), a NASDAQ Global Select Market listed company. Associated with this taxable income was $19.6 million of income tax expense. Excluding the effects of this income and associated non-cash income tax expense, adjusted net income for the second quarter of 2013 would have been $12.1 million, or $0.16 per diluted share.

Financial Highlights

•

Produced oil and natural gas sales volumes of 815,300 barrels of oil equivalent (“BOE”), or 8,959 barrels of oil equivalent per day (“BOEPD”), in the second quarter of 2013, a 40% sequential increase from the first quarter of 2013

•	Generated $70.2 million of oil and natural gas revenues in the second quarter of 2013, a 28% sequential increase from the first quarter of 2013

•	Reduced unit lease operating expense for the second quarter of 2013 to $7.21 per BOE, a 20% sequential decrease from the first quarter of 2013

Production

For the second quarter of 2013, net production was 535,182 barrels of oil, 1,414,797 thousand cubic feet (“MCF”) of natural gas and 1,861,360 gallons of natural gas liquids (“NGL”), or 815,300 BOE. Net production for the second quarter of 2013 by region was 297,421 BOE at West Cote Blanche Bay (“WCBB”), 183,703 BOE at Hackberry, 320,718 BOE in the Utica Shale and 13,458 BOE in the Bakken, Niobrara and other areas.

Realized prices for the second quarter of 2013, which includes transportation costs, were $113.98 per barrel of oil, $4.80 per MCF of natural gas and $1.29 per gallon of NGL, for a total equivalent price of $86.10 per BOE. Realized price for oil in the second quarter of 2013 reflects the impact of fixed price contracts for approximately 5,000 barrels of oil per day at a weighted average price of $101.96 before transportation costs and differentials. For the remainder of 2013, Gulfport has fixed price swaps in place for 5,000 barrels of oil per day at a weighted average price of $99.86. For October 2013 through December

2013, Gulfport has fixed price swaps in place for 10,000 MCF of gas per day at a weighted average price of $4.00 before transportation costs and differentials. In addition, Gulfport has entered into a new hedging program consisting of fixed price swaps for January 2014 through December 2014 of 2,000 barrels of oil per day at a weighted average price of $101.65 hedging Brent as the underlying index, fixed price swaps for January 2014 through December 2014 of 15,000 MCF of natural gas per day at a weighted average price of $4.01, and fixed price swaps for January 2015 through March 2016 of 10,000 MCF of natural gas per day at a weighted average price of $4.00.

GULFPORT ENERGY CORPORATION

PRODUCTION SCHEDULE

(Unaudited)

	2Q2013	2Q2012	YTD 2013	YTD 2012
Production Volumes: (1)
Oil (MBbls)	535.2	608.5	1,052.1	1,203.50
Natural Gas (MMcf)	1,414.8	216.1	1,734.5	426.8
NGL (MGal)	1,861.4	804.1	2,084.5	1,428.8
Oil equivalents (MBOE)	815.3	663.6	1,390.8	1,308.7
Average Realized Price:
Oil (per Bbl)	$113.98	$106.86	$108.43	$107.20
Natural Gas (per Mcf)	$4.80	$2.50	$4.76	$2.70
NGL (per Gal)	$1.29	$0.86	$1.31	$1.05
Oil equivalents (BOE)	$86.10	$99.84	$89.92	$100.62

(1)

Gulfport’s production during the second quarter of 2012 includes 68,272 barrels of oil, 93,049 MCF of natural gas and 792,238 gallons of NGLs, or 102,643 BOE attributable to its oil and natural gas assets in the Permian Basin. In October 2012, Gulfport contributed these assets to Diamondback. As a result, no Permian Basin production is included in Gulfport’s production volumes during the second quarter of 2013

Subsequent to the second quarter of 2013, net production for the month of July averaged approximately 12,548 BOEPD.

Recent Operational Highlights

•	Gulfport recently secured firm transportation agreements with ten year terms on both Dominion East Ohio (“DEO”) and Dominion Transmission Incorporated (“DTI”).

•

Gulfport’s Boy Scout 2-33H well was recently placed on production in the Utica Shale. The Boy Scout 2-33H produced at an average seven-day sales rate of 747 barrels of condensate per day, 2.1 MMCF of natural gas per day and 298 barrels of NGLs per day assuming full ethane recovery and a natural gas shrink of 25%, or 1,308 BOEPD.

•

Gulfport’s Boy Scout 4-33H well was recently placed on production in the Utica Shale. The Boy Scout 4-33H produced at an average seven-day sales rate of 519 barrels of condensate per day, 2.0 MMCF of natural gas per day and 264 barrels of NGLs per day assuming full ethane recovery and a natural gas shrink of 22%, or 1,043 BOEPD.

•

Gulfport spud a total of nine wells in Southern Louisiana during the second quarter of 2013, completing five of the wells as productive. One well was waiting on completion and three wells were still being drilled at the end of the quarter.

•

Grizzly Oil Sand ULC (“Grizzly”), in which Gulfport owns a 24.9% interest, expects to have first steam in the coming months followed by first production in the fourth quarter of 2013 at its first SAGD facility at Algar Lake.

•	Nine rigs are currently active in Gulfport’s three core operating areas, with seven horizontal rigs in the Utica, one rig drilling at Hackberry and one rig drilling at WCBB.

Operational Update

Utica Shale

Gulfport has executed firm transportation agreements with ten year terms on both DEO and DTI for up to 100,000 Dth/day of residue originating at the MarkWest Energy Cadiz gas processing facility for delivery to ANR Pipeline at Lebanon, Ohio via DTI’s interconnection with DEO at Harlem Springs, Ohio, effective immediately. This will allow Gulfport access to Midwest natural gas markets in Wisconsin, Illinois, Indiana and Michigan. In November of 2014, an additional 150,000 Dth/day of firm transportation will be available for delivery to Texas Eastern and Rockies Express pipelines at Clarington, Ohio and to DTI at Mullett, Ohio.

In the Utica Shale, Gulfport spud sixteen gross (11.78 net) wells during the second quarter of 2013. At the end of the second quarter, Gulfport had four gross wells waiting on completion, three gross wells being drilled by horizontal rigs and nine gross wells with their vertical sections completed and waiting on a horizontal rig. At present, Gulfport has seven horizontal rigs drilling on the eighteenth through twenty-fourth gross wells of 2013 in the play.

Gulfport recently began flowing into sales pipelines its Boy Scout 2-33H and Boy Scout 4-33H wells in the Utica Shale. The Boy Scout 2-33H was drilled to a true vertical depth of 7,677 feet with a 8,511 foot horizontal lateral. Following a 60-day resting period, the well was placed on production at an average gross seven-day sales rate of 747 barrels of condensate per day and 2.1 MMCF of natural gas per day. The well produced at a flowing tubing pressure of 1,505 psi. Based upon composition analysis, the gas being produced is 1,310 BTU gas. Assuming full ethane recovery, the composition above is expected to produce an additional 142 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 25%. In ethane rejection mode, the composition is expected to yield 84 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 17%.

The Boy Scout 4-33H was drilled to a true vertical depth of 7,874 feet with a 5,848 foot horizontal lateral. Following a 60-day resting period, the well was placed on production at an average gross seven-day sales rate of 519 barrels of condensate per day and 2.0 MMCF of natural gas per day. The well produced at a flowing tubing pressure of 1,398 psi. Based upon composition analysis, the gas being produced is 1,289 BTU rich gas. Assuming full ethane recovery, the composition above is expected to produce an additional 132 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 22%. In ethane rejection mode, the composition is expected to yield 58 barrels of NGLs per MMCF of natural gas and result in a natural gas shrink of 10%.

Gulfport ended the second quarter of 2013 with thirteen gross wells producing. Subsequent to the second quarter, Gulfport has began flowing an additional two gross wells into sales pipelines. Gulfport currently expects to begin flowing a total of four to six gross wells during the third quarter of 2013 and twenty-five to thirty gross wells during the fourth quarter of 2013.

Hackberry

At Hackberry, Gulfport drilled four wells, completing two wells as productive during the second quarter of 2013. Two wells were still being drilled at the end of the quarter. In addition, Gulfport performed nineteen recompletions at the field. At present, Gulfport has one rig active at Hackberry drilling ahead on the eleventh well of 2013 at the field.

WCBB

At WCBB, Gulfport drilled five wells, completing three wells as productive during the second quarter of 2013. One well was waiting on completion and one well was still being drilled at the end of the quarter. In addition, Gulfport performed twenty-one recompletions at the field. At present, Gulfport has one rig active at WCBB drilling ahead on the eleventh well of 2013 at the field.

Canadian Oil Sands

In the Canadian Oil Sands, Grizzly is currently in the process of commissioning at its first SAGD facility at Algar Lake and expects first steam during the third quarter of 2013 with first production by year-end. From an exploratory standpoint, Grizzly continues to work toward filing a regulatory application to support an initial 12,000 barrel per day SAGD project at May River by the end of 2013.

2013 Guidance

Gulfport currently estimates 2013 production to be in the range of 5.0 million to 6.0 million BOE. Third quarter 2013 production is currently estimated to be in the range of 14,000 to 15,000 BOEPD. Budgeted exploration and production capital expenditures for 2013, excluding acquisitions, are estimated to be in the range of $570 million to $590 million. For 2013, Gulfport projects lease operating expense to be in the range of $6.00 to $7.00 per BOE, general and administrative expense to be between $2.50 to $3.50 per BOE, production taxes to be between 8% and 9% of revenues and depreciation, depletion and amortization expense to be in the range of $30 to $33 per BOE.

GULFPORT ENERGY CORPORATION

2013 GUIDANCE

	Quarter Ending	Year Ending
	9/30/2013	12/31/2013
Forecasted Production
Oil Equivalent - BOE	1,288,000 - 1,380,000	5,000,000 - 6,000,000
Average Daily Oil Equivalent - BOEPD	14,000 - 15,000	13,699 - 16,438
Projected Year-Over-Year Production Increase	94% - 108% (1)	94% - 133% (2)
Projected Cash Operating Costs per BOE
Lease Operating Expense - $/BOE	$6.75 - $7.25	$6.00 - $7.00
Production Taxes - % of Revenue	8.0% - 9.0%	8.0% - 9.0%
General and Administrative - $/BOE	$3.00 - $3.50	$2.50 - $3.50
Depreciation, Depletion and Amortization per BOE	$32.00 - $34.00	$30.00 - $33.00

Year Ending
12/31/2013
Budgeted Capital Expenditures - In Millions: (3)
West Cote Blanche Bay		$42 - $45
Hackberry		$24 - $26
Utica		$8 - $12
Grizzly		$494 - $504
Thailand		$2.0 - $2.5

Total Budgeted E&P Capital Expenditures		$570 - $590

(1)

Based upon second quarter 2012 actual production of 663,626 BOE (which includes 102,643 BOE attributable to the oil and natural gas assets contributed to Diamondback in October 2012) and the second quarter 2013 forecasted production

(2)

Based upon 2012 actual production of 2,572,618 BOE (which includes 321,302 BOE attributable to the oil and natural gas assets contributed to Diamondback in October 2012) and the 2013 forecasted production

(3)	Excludes amounts for infrastructure, vertical integration projects and acquisitions

Management Team

Gulfport announced today that is has appointed Michael G. Moore as the Company’s President. Mr. Moore will now serve as the President and Chief Financial Officer. In addition, Gulfport has appointed Stuart Maier as its Vice President of Geosciences and Steve Baldwin as its Vice President of Reservoir Engineering. Mr. Maier and Mr. Baldwin have been employed with the Company since 1998 and 2006, respectively.

Presentation

An updated presentation has been posted to the Company’s website. The presentation can be found at www.gulfportenergy.com under the “Webcasts & Presentations” section on the “Investor Relations” page. Information on the Company’s website does not constitute a portion of this press release.

Conference Call

Gulfport will host a conference call on August 7, 2013 at 8:00 AM CDT to discuss its second quarter 2013 financial and operational results. Interested parties may listen to the call via Gulfport’s website at www.gulfportenergy.com or by calling toll-free at
877-291-1287

or 973-409-9250 for international callers. The passcode for the call is 17381754. A replay of the call will be available for two weeks at 855-859-2056 or 404-537-3406 for international callers. The replay passcode is 17381754. The webcast will be archived on the Company’s website and can be accessed on the Company’s “Investor Relations” page.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located along the Louisiana Gulf Coast and in the Utica Shale of Eastern Ohio. Gulfport also has producing properties in the Niobrara Formation of Northwestern Colorado. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its interest in Grizzly Oil Sands ULC, a 13.5% equity interest in Diamondback Energy Inc., a NASDAQ Global Select Market listed company, and has an interest in an entity that operates in Southeast Asia, including the Phu Horm gas field in Thailand.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense, accretion expense and depreciation, depletion and amortization. Cash flow from operating activities before changes in operating assets and liabilities is a non-GAAP financial measure equal to cash provided by operating activities before changes in operating assets and liabilities. Adjusted net income available is a non-GAAP financial measure equal to net income plus income tax expense. The Company has presented EBITDA because it uses EBITDA as an integral part of its internal reporting to measure its performance and to evaluate the performance of its senior management. EBITDA is considered an important indicator of the operational strength of the Company’s business. EBITDA eliminates the uneven effect of considerable amounts of non-cash depletion, depreciation of tangible assets and amortization of certain intangible assets. A limitation of this measure, however, is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, the Company believes that EBITDA provides useful information to its investors regarding its performance and overall results of operations. EBITDA, adjusted net income, and cash flow from operating activities before changes in operating assets and liabilities are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities are not intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The EBITDA, adjusted net income and cash flow from operating activities before changes in operating assets and liabilities presented in this press release may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in the Company’s various agreements.

Investor Contact:

Paul K. Heerwagen IV

Director, Investor Relations

pheerwagen@gulfportenergy.com

405-242-4888

Jessica R. Wills

Associate Director, Investor Relations

jwills@gulfportenergy.com

405-242-4421

GULFPORT ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands, expect share data)		(In thousands, expect share data)
Revenues:
Oil and condensate sales	$60,999	$65,020	$114,079	$129,024
Gas sales	6,793	541	8,259	1,154
Natural gas liquids sales	2,404	694	2,728	1,500
Other income (expense)	238	70	368	108

	70,434	66,325	125,434	131,786

Costs and expenses:
Lease operating expenses	5,878	5,714	11,050	11,563
Production taxes	8,341	7,572	15,628	15,341
Depreciation, depletion, and amortization	28,540	23,652	51,123	45,047
General and administrative	4,900	3,263	9,312	6,272
Accretion expense	174	177	349	353
Loss on sale of assets	145	—	572	—

	47,978	40,378	88,034	78,576

INCOME FROM OPERATIONS:	22,456	25,947	37,400	53,210

OTHER (INCOME) EXPENSE:
Interest expense	3,284	474	6,763	627
Interest income	(62)	(4)	(141)	(31)
(Income) loss from equity method investments	(50,108)	360	(111,318)	628

	(46,886)	830	(104,696)	1,224

INCOME BEFORE INCOME TAXES	69,342	25,117	142,096	51,986
INCOME TAX EXPENSE:	25,514	—	53,709	—

NET INCOME	$43,828	$25,117	$88,387	$51,986

NET INCOME PER COMMON SHARE:
Basic	$0.57	$0.45	$1.18	$0.93

Diluted	$0.56	$0.45	$1.17	$0.93

Basic weighted average shares outstanding	77,428,605	55,656,274	75,142,113	55,641,241
Diluted weighted average shares outstanding	77,906,787	56,334,095	75,599,608	56,175,248

GULFPORT ENERGY CORPORATION

RECONCILIATION OF EBITDA AND CASH FLOW

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)		(In thousands)
Net Income	$43,828	$25,117	$88,387	$51,986
Interest expense	3,284	474	6,763	627
Income tax expense	25,514	—	53,709	—
Accretion expense	174	177	349	353
Depreciation, depletion, and amortization	28,540	23,652	51,123	45,047

EBITDA	$101,340	$49,420	$200,331	$98,013

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(In thousands)		(In thousands)
Cash provided by operating activity	$38,538	$30,068	$73,545	$99,497
Adjustments:
Changes in operating assets and liabilities	5,316	19,713	6,009	51

Operating Cash Flow	$43,854	$49,781	$79,554	$99,548

GULFPORT ENERGY CORPORATION

RECONCILIATION OF ADJUSTED NET INCOME

(Unaudited)

Three Months Ended June 30,
2013
(In thousands)
Pre-tax net income	$69,342
Adjustments:
Diamondback income on equity investment	(51,361)

Pre-tax net income excluding Diamondback	$17,981

Tax expense excluding Diamondback	5,904
Adjusted net income	$12,077

Adjusted net income per commone share:
Basic	$0.16

Diluted	$0.16

Basic weighted average shares outstanding	77,428,605
Diluted weighted average shares outstanding	77,906,787